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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     January 28, 2002
                                                -------------------------------



                       Health Management Associates, Inc.
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               (Exact name of registrant as specified in charter)


      Delaware                       000-18799                61-0963645
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(State or other jurisdiction        (Commission              (IRS Employer
 of incorporation)                   File Number)           Identification No.)



5811 Pelican Bay Boulevard, Suite 500, Naples, Florida             34108-2710
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code   941-598-3131
                                                   -----------------------------






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         (Former name or former address, if changed since last report)

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Item 5. Other Events.

     On January 28, 2002, Health Management Associates, Inc. (the "Company") issued and sold $330.0 million in face value of Zero-Coupon Convertible Senior Subordinated Notes (the "Notes") for gross proceeds of approximately $277.0 million. The Notes are the Company's general unsecured obligations and are subordinated in right of payment to the Company's existing and future indebtedness that is not, by its terms, expressly subordinated or pari passu in right of payments to the Notes. The Company's Convertible Senior Subordinated Debentures due 2020 (the "Debentures") rank pari passu with the Notes. The Notes mature on January 28, 2022 unless converted or redeemed earlier. Upon the occurrence of certain events, the Notes are convertible into the Company's common stock at a conversion rate of 32.1644 shares of common stock for each $1,000 principal amount of the Notes (equivalent to a conversion price of $26.11 per share). The equivalent number of shares associated with the offering become dilutive (included in the Company's earnings per share calculation) when the Company's common stock attains a level of $31.33 for at least 20 trading days of the 30 trading days prior to the conversion or the Notes otherwise become convertible. The accrual of original issue discount represents a yield to maturity of 0.875% per year calculated from January 22, 2002, excluding any contingent interest.

     Holders may require the Company to purchase all or a portion of their Notes on January 28, 2005, January 28, 2007, January 28, 2012 and January 28, 2017 for a purchase price per note of $862.07, $877.25, $916.40 and $957.29, respectively, plus accrued and unpaid interest to each purchase date. The Company will pay cash for all Notes so purchased on January 28, 2005. The Company may choose to pay the purchase price in cash or common stock or a combination of cash and common stock for purchases on or after January 28, 2007. In addition, upon a change in control of the Company occurring on or before January 28, 2007, each holder may require the Company to purchase all or a portion of such holder's Notes. The Company may redeem all or a portion of the Notes at any time on or after January 28, 2007. The Company has agreed to file a registration statement with respect to the Notes and shares of common stock underlying the Notes by April 29, 2002 and to have such registration statement become effective by June 27, 2002.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behlaf by the undersigned hereunto duly authorized.


                                        HEALTH MANAGEMENT ASSOCIATES, INC.


                                        By:  /s/ Robert E. Farnham
                                           -------------------------------------
                                             Robert E. Farnham,
                                             Senior Vice President and
                                             Chief Financial Officer


Dated:  February 13, 2002

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                               INDEX TO EXHIBITS


(1)  Underwriting agreement

     Not applicable.

(2)  Plan of acquisition, reorganization, arrangement, liquidation or succession

     Not applicable.

(4)  Instruments defining the rights of security holders, including indentures

     (a) That certain Indenture, dated as of January 28, 2002, by and between the Registrant and First Union National Bank, N.A., is included herein as Exhibit 4(a).

(16) Letter re change in certifying accountant

     Not applicable.

(17) Letter re directors resignation

     Not applicable.

(20) Other documents or statements to security holders

     Not applicable.

(23) Consents of experts and counsel

     Not applicable.

(24) Power of attorney

     Not applicable.

(99) Additional Exhibits

     (a) That certain Purchase Agreement, dated as of January 28, 2002, by and among Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., as representatives of certain initial purchasers, and the Registrant, is included herein as Exhibit 99(a).

     (b) That certain Registration Rights Agreement, dated as of January 28, 2002, by and among Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., as representatives of certain initial purchasers, and the Registrant, is included herein as Exhibit 99(b).